                                                                  March 31, 2003

                                                               Media: Josh Reiss
                                                                  (713) 267-3740
                                                            Investors: Ron Kurtz
                                                                  (713) 267-3686

                   MAXXAM REPORTS RESULTS FOR FOURTH QUARTER,
                              TWELVE MONTHS OF 2002

HOUSTON, Texas (March 31, 2003) - MAXXAM Inc. (AMEX: MXM) today reported a net loss of $14.6 million, or $2.23 per share, for the fourth quarter of 2002, compared to a net loss of $508.0 million, or $77.83 per share, for the fourth quarter of 2001. Net sales for the fourth quarter of 2002 totaled $64.3 million, compared to $453.5 million in the same period of 2001.

For 2002, MAXXAM reported a net loss of $84.0 million, or $12.87 per share, compared to a net loss of $456.0 million, or $69.28 per share, for the same period of 2001. Net sales for 2002 were $446.6 million compared to $2,018.2 million for 2001.

MAXXAM reported operating losses of $0.5 million for the fourth quarter and
$16.0 million for 2002, compared to an operating loss of $99.4 million and operating income of $45.4 million for the comparable periods of 2001.

The differences between the 2002 and 2001 results are primarily attributable to the deconsolidation of Kaiser Aluminum's financial results, as discussed below.
The deconsolidation of Kaiser is also the primary cause for the changes between the 2002 and 2001 periods for gains on sales of assets, interest expense, minority interests and the provision for income taxes.

IMPACT OF KAISER ALUMINUM'S CHAPTER 11 REORGANIZATION

MAXXAM holds 62% of Kaiser Aluminum. On February 12, 2002, Kaiser Aluminum filed for Chapter 11 reorganization. In accordance with generally accepted accounting principles (GAAP), Kaiser's Chapter 11 filing resulted in MAXXAM's decision to deconsolidate Kaiser's financial results beginning February 12, 2002. Kaiser
Aluminum's decision to file for Chapter 11 reorganization has not had, nor is it expected to have, any effect on the employees, vendors, or customers of MAXXAM's forest products, real estate, or racing operations.

Excluding aluminum operations, MAXXAM reported net sales of $64.3 million and
$279.1 million for the fourth quarter and 2002, respectively, versus $78.2 million and $285.5 million for the same periods of 2001. Operating results, excluding aluminum operations, reflected a loss of $0.5 million for the fourth quarter and income of $7.6 million for 2002, compared to operating losses of
$14.1 million and $25.4 million for the fourth quarter and 2001, respectively.
As discussed in more detail below, results for 2002 improved over 2001 as a result of higher net sales and lower cost of sales from the Company's forest products operations. This improvement was dampened somewhat by lower net sales for real estate operations.

FOREST PRODUCTS OPERATIONS

Net sales increased for the fourth quarter and 2002, as compared to the same periods of 2001, primarily due to increased shipments of redwood upper and common grade lumber. In addition, net sales for the fourth quarter of 2002 were favorably impacted by an increase in prices for common grade redwood and
Douglas-fir lumber. Growth in net sales was negatively impacted by a decline in shipments of Douglas-fir lumber and lower log sales. Operating results improved for the fourth quarter and 2002, as the segment was able to increase net sales while lowering cost of sales and operations. The decline in operating expenses primarily reflects the benefits of cost saving measures taken in late 2001 and early 2002.

REAL ESTATE OPERATIONS

Net sales decreased for the fourth quarter and 2002 versus the same periods of
2001 primarily as a result of lower real estate sales at the Company's Fountain
Hills development project. Results for 2001 included $13.7 million for the sale of a 354 acre parcel to the town of Fountain Hills. The decrease for 2002 was offset slightly by an increase in rental income from the Lake Pointe Plaza office complex acquired in June 2001 and rental income from other rental properties acquired in the fourth quarter of 2002. Operating income for the fourth quarter and 2002 decreased from the same periods of 2001 primarily as a result of lower real estate sales.

RACING OPERATIONS

Net sales and operating results were substantially unchanged for the fourth quarter and decreased for 2002 versus the prior year. For the annual periods, revenues from pari-mutuel wagering remained unchanged between the periods while other revenues declined.

OTHER MATTERS

As previously announced in prior earnings statements, MAXXAM may from time to time purchase shares of its common stock on national exchanges or in privately negotiated transactions.

152-103001

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

                          MAXXAM INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 (In millions of dollars, except share amounts)

                                                                         Three Months Ended            Twelve Months Ended
                                                                            December 31,                  December 31,
                                                                     --------------------------   ----------------------------
                                                                         2002         2001             2002          2001
                                                                     ----------- --------------   ------------ ---------------
                                                                            (Unaudited)
Net sales:
  Forest products operations. . . . . . . . . . . . . . . . . .      $    45.4   $     42.5       $     199.4  $      185.3
  Real estate operations. . . . . . . . . . . . . . . . . . . .           11.1         27.6              48.9          69.1
  Racing operations. . . . . . . . . . . . . . . . . . . . . .             7.8          8.1              30.8          31.1
                                                                     ----------- --------------   ------------ ---------------
    Total, excluding aluminum operations . . . . . . . . . . .            64.3         78.2             279.1         285.5
  Aluminum operations. . . . . . . . . . . . . . . . . . . . .               -        375.3             167.5       1,732.7
                                                                     ----------- --------------   ------------ ---------------
                                                                          64.3        453.5             446.6       2,018.2
                                                                     ----------- --------------   ------------ ---------------

Costs and expenses. . . . . . . . . . . . . . . . . . . . . . .          (64.8)      (552.9)           (462.6)     (1,972.8)
                                                                     ----------- --------------   ------------ ---------------

Operating income (loss):
  Forest products operations. . . . . . . . . . . . . . . . . .            2.6        (22.1)             17.9         (27.5)
  Real estate operations. . . . . . . . . . . . . . . . . . . .           (0.9)         9.6              (0.2)         10.9
  Racing operations. . . . . . . . . . . . . . . . . . . . . .             0.2          0.2               0.4           0.9
  Corporate. . . . . . . . . . . . . . . . . . . . . . . . . .            (2.4)        (1.8)            (10.5)         (9.7)
                                                                     ----------- --------------   ------------ ---------------
    Total, excluding aluminum operations. . . . . . . . . . . .           (0.5)       (14.1)              7.6         (25.4)
  Aluminum operations. . . . . . . . . . . . . . . . . . . . .               -        (85.3)            (23.6)         70.8
                                                                     ----------- --------------   ------------ ---------------
                                                                          (0.5)       (99.4)            (16.0)         45.4
                                                                     ----------- --------------   ------------ ---------------

Other income (expense):
  Gain on sale of an interest in QAL. . . . . . . . . . . . . .              -            -                 -         163.6
  Gain on sale of timberlands. . . . . . . . . . . . . . . . .               -         16.7                 -          16.7
  Investment, interest and other income (expense), net. . . . .            2.6          1.3               9.8           1.0
  Interest expense. . . . . . . . . . . . . . . . . . . . . . .          (19.9)       (48.1)            (92.8)       (190.7)
                                                                     ----------- --------------   ------------ ---------------
Income (loss) before income taxes,  minority interests
  and extraordinary item. . . . . . . . . . . . . . . . . . . .          (17.8)      (129.5)            (99.0)         36.0
Income tax (provision) benefit . . . . . . . . . . . . . . . .             3.1       (460.2)             11.7        (533.7)
Minority interests. . . . . . . . . . . . . . . . . . . . . . .              -         81.7               0.9          38.1
                                                                     ----------- --------------   ------------ ---------------
Income (loss) before extraordinary item . . . . . . . . . . . .          (14.7)      (508.0)            (86.4)       (459.6)
Extraordinary item:
  Gains on repurchases of debt, net of tax . . . . . . . . . .             0.1            -               2.4           3.6
                                                                     ----------- --------------   ------------ ---------------
Net income (loss). . . . . . . . . . . . . . . . . . . . . . .       $   (14.6)  $   (508.0)      $     (84.0) $     (456.0)
                                                                     =========== ==============   ============ ===============

Net loss, excluding aluminum . . . . . . . . . . . . . . . . .       $   (14.6)  $     (6.5)      $     (35.5) $      (34.4)
                                                                     =========== ==============   ============ ===============

Basic earnings (loss) per share:
  Income (loss) before extraordinary item . . . . . . . . . . .      $   (2.24)  $   (77.83)      $    (13.23) $     (69.83)
  Extraordinary item. . . . . . . . . . . . . . . . . . . . . .           0.01            -              0.36          0.55
                                                                     ----------- --------------   ------------ ---------------
  Net income (loss). . . . . . . . . . . . . . . . . . . . . .       $   (2.23)  $   (77.83)      $    (12.87) $     (69.28)
                                                                     =========== ==============   ============ ===============

Diluted earnings (loss) per common and common equivalent share:
  Income (loss) before extraordinary item . . . . . . . . . . .      $   (2.24)  $   (77.83)      $    (13.23) $     (69.83)
  Extraordinary item. . . . . . . . . . . . . . . . . . . . . .           0.01            -              0.36          0.55
                                                                     ----------- --------------   ------------ ---------------
  Net income (loss). . . . . . . . . . . . . . . . . . . . . .       $   (2.23)  $   (77.83)      $    (12.87) $     (69.28)
                                                                     =========== ==============   ============ ===============